Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$136,479,370
Unrealized Gain (Loss) on Market Value of Commodity Futures	(265,677,650)
Dividend Income	1,865,621
Interest Income	568,252
ETF Transaction Fees	11,200
Total Income (Loss)	$(126,753,207)

Expenses
General Partner Management Fees	$541,021
Professional Fees	39,854
Brokerage Commissions	46,103
Directors' Fees and Insurance	7,139
Total Expenses	$634,117
Net Income (Loss)	$(127,387,324)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/26	$858,516,466
Additions (2,750,000 Shares)	155,449,162
Withdrawals (2,250,000 Shares)	(121,523,962)
Net Income (Loss)	(127,387,324)

Net Asset Value End of Month	$765,054,342
Net Asset Value Per Share (15,250,000 Shares)	$50.17

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596